EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement File No. 333-102008 on Form S-8 of Central Vermont Public Service Corporation of our report dated February 4, 2003 relating to the consolidated financial statements of Central Vermont Public Service Corporation as of and for the year ended December 31, 2002 appearing in this Annual Report on Form 10-K of Central Vermont Public Service Corporation for the year ended December 31, 2002.

DELOITTE & TOUCHE LLP

March 19, 2003